INTERPUBLIC ANNOUNCES THIRD QUARTER
AND NINE MONTHS 2013 RESULTS

•	Third quarter organic revenue increase of 2.8% - first nine months organic revenue growth was 2.4%

•	Third quarter 2013 operating income of $141.5 million, an operating margin of 8.3% - compared to $131.4 million and 7.9%, respectively, in the year-ago period

•	Third quarter results include a non-operating pre-tax charge of $45.2 million, related to the early extinguishment of the company's 10% senior notes due 2017

•
Third quarter diluted earnings per share was $0.17 excluding the charge for early extinguishment of debt, compared to $0.15 per diluted share a year ago. Inclusive of the charge, diluted earnings per share in the third quarter 2013 was $0.11

•	Management credits recent actions, including debt redemptions, for company's strong capital structure

Summary

Revenue

•
Third quarter 2013 revenue was $1.70 billion, compared to $1.67 billion in the third quarter of 2012, with an organic revenue increase of 2.8% compared to the prior-year period. This was comprised of an organic revenue increase of 3.7% in the U.S. and 1.6% internationally, noting that the prior-year included higher project work in the U.K. for the Olympics.

•
For the first nine months of 2013, revenue was $5.00 billion, compared to $4.89 billion in the first nine months of 2012, with an organic revenue increase of 2.4% compared to the prior-year period. This was comprised of an organic revenue increase of 2.6% in the U.S. and 2.3% internationally.

Operating Results

•
Operating income in the third quarter of 2013 was $141.5 million, compared to operating income of $131.4 million in 2012. Operating margin was 8.3% for the third quarter of 2013, compared to 7.9% in 2012.

•
For the first nine months of 2013, operating income was $273.9 million, compared to operating income of $268.4 million in 2012. Operating margin remained flat at 5.5% for the first nine months of 2013 when compared to the prior-year period.

Net Results

•
Third quarter 2013 net income available to IPG common stockholders was $45.4 million, resulting in earnings of $0.11 per basic and diluted share. Excluding the impact of the early extinguishment of the 10.00% Senior Notes due 2017, diluted earnings per share was $0.17. This compares to net income available to IPG common stockholders a year ago of $68.7 million, or $0.16 per basic and $0.15 per diluted share.

•
For the first nine months of 2013, net income available to IPG common stockholders was $66.1 million, resulting in earnings of $0.16 per basic and diluted share. Excluding the impact of the early extinguishment of the 10.00% Senior Notes due 2017, diluted earnings per share was $0.22. This compares to net income available to IPG common stockholders a year ago of $121.8 million, or $0.28 per basic and $0.27 per diluted share.

"We are pleased to report a quarter of solid growth, reflecting the competitiveness of our agency brands, contributions from both our specialist and embedded digital capabilities, as well as strong performance in the US and emerging markets," said Michael I. Roth, Interpublic's Chairman and CEO. "We remain on track to deliver against our full-year target of 2-3% organic revenue growth. However, macro conditions in Europe and our results in that region remained more challenging than had been expected at the outset of this year. Investments related to new business wins have also been significant year-to-date. We will continue to drive to our target of 50 basis points of margin expansion for the year, though delivering such a result will depend on very strong performance in the fourth quarter. We are considering targeted year-end cost actions to appropriately position the company for further operating margin expansion in 2014 and beyond. The transformation of our balance sheet to one that is both simpler and more economical has put us in strong financial position. Our proven ability to help clients effectively manage their marketing investments in an increasingly complex consumer and media landscape represents our most significant opportunity for continued growth, which we will convert into higher levels of profitability and further long-term shareholder value creation."

Operating Results

Revenue
Revenue of $1.70 billion in the third quarter of 2013 increased 1.8% compared with the same period in 2012. During the quarter, the effect of foreign currency translation was negative 1.4%, the impact of net acquisitions was positive 0.4%, and the resulting organic revenue increase was 2.8%.

Revenue of $5.00 billion in the first nine months of 2013 increased 2.2% compared with the first nine months of 2012. During the first nine months of 2013, the effect of foreign currency translation was negative 1.1%, the impact of net acquisitions was positive 0.9%, and the resulting organic revenue increase was 2.4%.

Operating Expenses
During the third quarter of 2013, salaries and related expenses were $1.09 billion, an increase of 2.8% compared to the same period in 2012. After adjusting for currency effects and the impact of net acquisitions, salaries and related expenses increased 3.5% organically.

During the first nine months of 2013, salaries and related expenses were $3.35 billion, an increase of 2.7% compared to the same period in 2012. After adjusting for currency effects and the impact of net acquisitions, salaries and related expenses increased 2.8% organically.

Staff cost ratio, which is total salaries and related expenses as a percentage of total revenue, was 64.3% in the third quarter of 2013 compared to 63.7% in the same period in 2012, and was 66.9% in the first nine months of 2013 compared to 66.6% in the same period in 2012.

During the third quarter of 2013, office and general expenses were $465.3 million, a decrease of 2.0% compared to the same period in 2012. After adjusting for currency effects and the impact of net acquisitions, office and general expenses decreased 0.7% organically.

During the first nine months of 2013, office and general expenses were $1.38 billion, an increase of 1.0% compared to the same period in 2012. After adjusting for currency effects and the impact of net acquisitions, office and general expenses increased 1.8% organically.

Office and general expenses were 27.4% of total revenue in the third quarter of 2013 compared to 28.4% in the same period in 2012, and were 27.6% of total revenues in the first nine months of 2013 compared to 27.9% in the same period in 2012.

Non-Operating Results and Tax
Net interest expense of $17.9 million decreased by $7.0 million in the third quarter of 2013 compared to the same period in 2012. For the first nine months of 2013, net interest expense of $80.0 million increased by $4.5 million compared to the same period in 2012.

Other expense, net was $46.6 million and $40.0 million for the third quarter and the first nine months of 2013, respectively. During the third quarter of 2013, we recorded a pre-tax loss of $45.2 million related to the early extinguishment of the company's 10.00% Senior Notes due 2017.

The income tax provision in the third quarter of 2013 was $28.4 million on income before income taxes of $77.0 million, compared to a provision of $41.9 million on income before income taxes of $108.2 million in the same period in 2012. The income tax provision in the first nine months of 2013 was $78.0 million on income before income taxes of $153.9 million, compared to a provision of $72.8 million on income before income taxes of $198.0 million in the same period in 2012. The effective income tax rate for the third quarter of 2013 was 36.9%, compared to 38.7% for the same period in 2012. The effective income tax rate for the first nine months of 2013 was 50.7%, compared to 36.8% for the same period in 2012.

Balance Sheet
At September 30, 2013, cash, cash equivalents and marketable securities totaled $1.00 billion, compared to $2.59 billion at December 31, 2012 and $1.20 billion at September 30, 2012. Total debt was $1.67 billion at September 30, 2013, compared to $2.45 billion at December 31, 2012.

On July 15, 2013, the company redeemed all $600.0 million in aggregate principal amount of its 10.00% Senior Notes due 2017.

Share Repurchase Program and Common Stock Dividend
During the third quarter of 2013, the company repurchased 6.2 million shares of its common stock at an aggregate cost of $100.2 million and an average price of $16.11 per share. During the first nine months of 2013, the company repurchased 19.9 million shares of its common stock at an aggregate cost of $280.8 million and an average price of $14.12 per share. During the third quarter of 2013, the company declared and paid a common stock cash dividend of $0.075 per share, for a total of $31.4 million.

For more information concerning the company's financial results, please refer to the accompanying slide presentation available on our website, www.interpublic.com.

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About Interpublic
Interpublic is one of the world's leading organizations of advertising agencies and marketing services companies. Major global brands include BPN, Draftfcb, FutureBrand, GolinHarris International, Huge, Initiative, Jack Morton Worldwide, Lowe and Partners, MAGNA GLOBAL, McCann, Momentum, MRM, Octagon, R/GA, UM and Weber Shandwick. Leading domestic brands include Campbell Mithun, Carmichael Lynch, Deutsch, Gotham Inc., Hill Holliday, ID Media, Lowe Campbell Ewald, Mullen and The Martin Agency. For more information, please visit www.interpublic.com.

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Contact Information
Tom Cunningham
(Press)
(212) 704-1326

Jerry Leshne
(Analysts, Investors)
(212) 704-1439

Cautionary Statement
This release contains forward-looking statements. Statements in this release that are not historical facts, including statements about management's beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.
Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

•	potential effects of a challenging economy, for example, on the demand for our advertising and marketing services, on our clients' financial condition and on our business or financial condition;

•	our ability to attract new clients and retain existing clients;

•	our ability to retain and attract key employees;

•	risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a weakened economy;

•	potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;

•
risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in economic growth rates, interest rates and currency exchange rates; and

•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world.
Investors should carefully consider these factors and the additional risk factors outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K.

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS THIRD QUARTER REPORT 2013 AND 2012 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three months ended September 30,
	2013	2012	Fav. (Unfav.) % Variance
Revenue:
United States	$976.6	$940.5	3.8%
International	723.8	729.9	(0.8)%
Total Revenue	1,700.4	1,670.4	1.8%

Operating Expenses:
Salaries and Related Expenses	1,093.6	1,064.3	(2.8)%
Office and General Expenses	465.3	474.7	2.0%
Total Operating Expenses	1,558.9	1,539.0	(1.3)%
Operating Income	141.5	131.4	7.7%
Operating Margin %	8.3%	7.9%

Expenses and Other Income:
Interest Expense	(23.7)	(31.6)
Interest Income	5.8	6.7
Other (Expense) Income, Net	(46.6)	1.7
Total (Expenses) and Other Income	(64.5)	(23.2)

Income before Income Taxes	77.0	108.2
Provision for Income Taxes	28.4	41.9
Income of Consolidated Companies	48.6	66.3
Equity in Net Income of Unconsolidated Affiliates	0.6	1.4
Net Income	49.2	67.7
Net (Income) Loss Attributable to Noncontrolling Interests	(0.9)	3.9
Net Income Attributable to IPG	48.3	71.6
Dividends on Preferred Stock	(2.9)	(2.9)
Net Income Available to IPG Common Stockholders	$45.4	$68.7

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.11	$0.16
Diluted	$0.11	$0.15

Weighted-Average Number of Common Shares Outstanding:
Basic	419.7	431.3
Diluted	426.1	456.1

Dividends Declared Per Common Share	$0.075	$0.060

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS THIRD QUARTER REPORT 2013 AND 2012 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Nine months ended September 30,
	2013	2012	Fav. (Unfav.) % Variance
Revenue:
United States	$2,867.6	$2,771.1	3.5%
International	2,132.0	2,121.8	0.5%
Total Revenue	4,999.6	4,892.9	2.2%

Operating Expenses:
Salaries and Related Expenses	3,345.9	3,258.1	(2.7)%
Office and General Expenses	1,379.8	1,366.4	(1.0)%
Total Operating Expenses	4,725.7	4,624.5	(2.2)%
Operating Income	273.9	268.4	2.0%
Operating Margin %	5.5%	5.5%

Expenses and Other Income:
Interest Expense	(98.0)	(96.9)
Interest Income	18.0	21.4
Other (Expense) Income, Net	(40.0)	5.1
Total (Expenses) and Other Income	(120.0)	(70.4)

Income before Income Taxes	153.9	198.0
Provision for Income Taxes	78.0	72.8
Income of Consolidated Companies	75.9	125.2
Equity in Net Income of Unconsolidated Affiliates	0.9	2.3
Net Income	76.8	127.5
Net (Income) Loss Attributable to Noncontrolling Interests	(2.0)	3.0
Net Income Attributable to IPG	74.8	130.5
Dividends on Preferred Stock	(8.7)	(8.7)
Net Income Available to IPG Common Stockholders	$66.1	$121.8

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.16	$0.28
Diluted	$0.16	$0.27

Weighted-Average Number of Common Shares Outstanding:
Basic	419.7	435.5
Diluted	424.8	469.7

Dividends Declared Per Common Share	$0.225	$0.180

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF LOSS ON EARLY EXTINGUISHMENT OF DEBT (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three Months Ended September 30, 2013
	As reported	Loss on Early Extinguishment of Debt	Ex-Loss on Early Extinguishment of Debt
Income Before Income Taxes	$77.0	$(45.2)	$122.2
Provision for Income Taxes	(28.4)	16.9	(45.3)
Effective Tax Rate	36.9%		37.1%
Equity in Net Income of Unconsolidated Affiliates	0.6		0.6
Net Income Attributable to Noncontrolling Interests	(0.9)		(0.9)
Dividends on Preferred Stock	(2.9)		(2.9)
Net Income Available to IPG Common Stockholders - Basic	$45.4	$(28.3)	$73.7

Adjustments: Effect of Dilutive Securities
Preferred Stock Dividends	0.0		2.9
Net Income Available to Common Stockholders - Diluted	$45.4		$76.6

Weighted-Average Number of Common Shares Outstanding - Basic	419.7		419.7
Add: Effect of Dilutive Securities
Restricted Stock, Stock Options and Other Equity Awards	6.4		6.4
Preferred Stock Outstanding	0.0		17.3
Weighted-Average Number of Common Shares Outstanding - Diluted	426.1		443.4

Earnings Per Share Available to IPG Common Stockholders - Basic	$0.11		$0.18
Earnings Per Share Available to IPG Common Stockholders - Diluted	$0.11		$0.17

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF LOSS ON EARLY EXTINGUISHMENT OF DEBT (Amounts in Millions except Per Share Data) (UNAUDITED)

	Nine Months Ended September 30, 2013
	As reported	Loss on Early Extinguishment of Debt	Ex-Loss on Early Extinguishment of Debt
Income Before Income Taxes	$153.9	$(45.2)	$199.1
Provision for Income Taxes	(78.0)	16.9	(94.9)
Effective Tax Rate	50.7%		47.7%
Equity in Net Income of Unconsolidated Affiliates	0.9		0.9
Net Income Attributable to Noncontrolling Interests	(2.0)		(2.0)
Dividends on Preferred Stock	(8.7)		(8.7)
Net Income Available to IPG Common Stockholders - Basic	$66.1	$(28.3)	$94.4

Adjustments: Effect of Dilutive Securities
Interest on 4.75% Notes	0.0		0.8
Net Income Available to IPG Common Stockholders - Diluted	$66.1		$95.2

Weighted-Average Number of Common Shares Outstanding - Basic	419.7		419.7
Add: Effect of Dilutive Securities
Restricted Stock, Stock Options and Other Equity Awards	5.1		5.1
4.75% Notes	0.0		4.4
Weighted-Average Number of Common Shares Outstanding - Diluted	424.8		429.2

Earnings Per Share Available to IPG Common Stockholders - Basic	$0.16		$0.22
Earnings Per Share Available to IPG Common Stockholders - Diluted	$0.16		$0.22